Contact:    Paul Coghlan                          5:00 EDT
            Vice President, Finance               Tuesday, October 18, 2005
            (408) 432-1900                        US1


LINEAR TECHNOLOGY REPORTS INCREASED SALES AND PRO FORMA PROFITS OVER THE SIMILAR QUARTER IN THE PRIOR YEAR

     Milpitas, California, October 18, 2005, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its first quarter ended October 2, 2005, were $256,013,000, an increase of 1% over net sales of
$253,028,000 for the first quarter of the previous year. The Company also reported net income for the quarter of $99,181,000 or $0.31 diluted earnings per share, ($108,451,000 or $0.35 pro forma excluding stock based compensation as noted below) as compared to $103,476,000 or $0.33 diluted earnings per share reported for the first quarter of last year. During the quarter, the Company implemented Financial Accounting Standard 123R (FAS123R), "Share-based Payments", which requires companies to estimate the cost of all forms of stock based compensation, including stock options, restricted stock and employee stock purchase plans, and record a commensurate expense in their income statement. Since the Company began its fiscal year this quarter, it is one of the first companies required to implement FAS123R. For Linear Technology, the total amount of stock based compensation during this quarter was $13,338,000. Under FAS123R calculations, there was also an increase in estimated diluted shares outstanding. Consequently, pro forma earnings per share, excluding stock based compensation accounting estimates, would have been $0.35 for the quarter ended October 2, 2005 versus $0.33 on a similar basis for the prior year's quarter. The Company's cash and short-term investments increased by $43.6 million, net of spending $64.5 million to purchase 1,656,165 shares of common stock. A cash dividend of $0.10 per share will be paid on November 16, 2005 to stockholders of record on October 28, 2005.

     According to Lothar Maier, CEO, "Sequentially sales were similar to the June quarter, however, demand increased resulting in a positive book to bill ratio. We continue to be strongly cash flow positive and our return on sales was 39% or 42% on a pro forma basis prior to the impact of stock based compensation accounting.

     Looking ahead to the December quarter, our bookings have improved, particularly in consumer related products, and consequently we expect sales to increase, roughly in the 3% to 4% range."

     Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 3, 2005.

     Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, October 19, 2005 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 234-0008 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from October 19 through October 25, 2005. You may access this post view by calling
(719) 457-0820 and entering reservation #4138095. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of October 19, 2005 until the first quarter earnings release next year.

     Linear Technology Corporation, a manufacturer of high performance linear integrated circuits, was founded in 1981, became a public company in 1986 and joined the S&P 500 index of major public companies in 2000. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems. For more information, visit www.linear.com.

     For  further   information   contact  Paul  Coghlan  at  Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                GAAP (unaudited)


                                                               October 2,   September 26,
                                                                 2005          2004
                                                               --------      --------
Net Sales                                                      $256,013      $253,028
Cost of sales (1)                                                55,999        54,839
                                                               --------      --------
      Gross profit                                              200,014       198,189
                                                               --------      --------
Expenses:

      Research & development (1)                                 37,779        30,634
      Selling, general & administrative (1)                      31,150        23,058
                                                               --------      --------
                                                                 68,929        53,692
                                                               --------      --------
Operating income                                                131,085       144,497
Interest income,net                                              11,622         5,468
                                                               --------      --------

Income before income taxes                                      142,707       149,965
Provision for income taxes                                       43,526        46,489
                                                               --------      --------

Net income                                                     $ 99,181      $103,476
                                                               ========      ========
Earnings per share:
      Basic                                                    $   0.32      $   0.34
                                                               ========      ========
      Diluted                                                  $   0.31      $   0.33
                                                               ========      ========
Shares used in the calculation of
      earnings per share:
      Basic                                                     306,336       308,201
                                                               ========      ========
      Diluted                                                   315,940       316,918
                                                               ========      ========
Pro forma earnings per share excluding
  the effects of stock based compensation:
      Basic                                                    $   0.35      $   0.34
                                                               ========      ========
      Diluted                                                  $   0.35      $   0.33
                                                               ========      ========
Pro forma shares used in the calculation of  pro forma
      earnings per share:
      Basic                                                     306,336       308,201
                                                               ========      ========
      Diluted                                                   313,429       316,918
                                                               ========      ========

(1) Includes stock-based compensation charges as follows:

Cost of sales (net of $1,200 in inventory)                        1,207           520
Research and development                                          5,923         1,430
Sales, general and administrative                                 6,208         1,299
                                                               --------      --------
  Total stock-based compensation                                 13,338         3,249
                                                               ========      ========

                          LINEAR TECHNOLOGY CORPORATION
              RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
                    (In thousands, except per share amounts)
                              NON-GAAP (unaudited)



                                                   October 2,     September 26,
                                                     2005             2004
                                                   ---------       ---------

Net income                                         $  99,181       $ 103,476

Adjustments to reconcile net income to
  pro forma net income:
    Stock-based compensation                          13,338           3,249
    Tax effect                                        (4,068)         (1,007)
                                                   ---------       ---------

Pro forma net income                               $ 108,451       $ 105,718
                                                   =========       =========
Pro forma earnings per share:
      Basic                                        $    0.35       $    0.34
                                                   =========       =========
      Diluted                                      $    0.35       $    0.33
                                                   =========       =========
Shares used in the calculation of
      pro-forma earnings per share:
      Basic                                          306,336         308,201
                                                   =========       =========
      Diluted                                        313,429 (1)     316,918
                                                   =========       =========


(1)  Excludes  2,511 shares to conform  diluted  outstanding  shares  calculated
     under  FAS123R  to  diluted  shares   calculated   under  prior  accounting
     standards.


FAS123R - Stock Based Compensation became effective and was adopted by the Company during the quarter ended October 2, 2005. FAS123R requires the Company to estimate the cost of all forms of stock based compensation, including employee stock options, and to record a commensurate expense in the income statement. To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company's earnings per share, which is adjusted to reflect the GAAP results to exclude all stock based compensation. This non-GAAP presentation of earnings per share is provided to enhance the user's overall understanding of the Company's historical financial performance and comparability between periods. We believe the non-GAAP results provide useful information to investors by excluding stock based compensation particularly during this transitional period when most companies have not yet adopted the provisions of FAS123R.

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)


                                                   October 2,          July 3,
                                                     2005               2005
                                                  (unaudited)        (audited)
                                                  -----------       -----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                    $ 1,834,519       $ 1,790,912

     Accounts receivable, net of
        allowance for doubtful
        accounts of $1,713 ($1,713
        at July 3, 2005)                              120,829           125,864

     Inventories                                       37,181            34,328

     Deferred tax assets and other
        current assets                                 62,186            56,205
                                                  -----------       -----------
     Total current assets                           2,054,715         2,007,309
                                                  -----------       -----------

Property, plant & equipment, net                      226,532           221,028
Other non current assets                               52,075            57,897
                                                  -----------       -----------
Total assets                                      $ 2,333,322       $ 2,286,234
                                                  ===========       ===========

LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                               $    16,606       $    11,800

   Accrued income taxes, payroll &
      other accrued liabilities                       164,533           152,231

   Deferred income on shipments
      to distributors                                  42,896            43,708
                                                  -----------       -----------
        Total current liabilities                     224,035           207,739
                                                  -----------       -----------

Deferred tax and other long-term liabilities           70,405            71,461

Stockholders' equity:

   Common stock                                       950,994           926,763
   Retained earnings                                1,092,010         1,083,110
   Accumulated other comprehensive income              (4,122)           (2,839)
                                                  -----------       -----------
        Total stockholders' equity                  2,038,882         2,007,034
                                                  -----------       -----------
                                                  $ 2,333,322       $ 2,286,234
                                                  ===========       ===========